UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 29, 2022

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-3525	13-4922640
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

AEP TRANSMISSION COMPANY, LLC

Delaware	333-217143	46-1125168
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1 Riverside Plaza,	Columbus,	OH	43215
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)	(614)	716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Electric Power Company, Inc.	Common Stock, $6.50 par value	AEP	The NASDAQ Stock Market LLC
American Electric Power Company, Inc.	6.125% Corporate Units	AEPPZ	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

□

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on October 26, 2021, American Electric Power Company, Inc. (AEP), AEP Transmission Company, LLC (AEPTCo) and Liberty Utilities Co., a subsidiary of Algonquin Power & Utilities Corp. (Liberty) entered into a Stock Purchase Agreement, pursuant to which AEP agreed to sell Kentucky Power Company (KPCo) and AEP Kentucky Transmission Company, Inc. (KTCo) to Liberty, for approximately a $2.85 billion enterprise value.

On September 29, 2022, AEP, AEPTCo and Liberty entered into an amendment (Amendment) to the Stock Purchase Agreement pursuant to which the purchase price was reduced to $2.646 billion and Liberty agreed to waive, upon FERC approval of the sale under Section 203 of the Federal Power Act, the Stock Purchase Agreement condition precedent to closing requiring the issuance of regulatory orders approving certain agreements for the Mitchell Plant. The Amendment also provides that the closing shall not occur prior to January 4, 2023, unless mutually agreed to by AEP and Liberty. As a result of the purchase price adjustment and anticipated delay in closing, AEP expects to receive approximately $1.2 billion in cash, net of taxes and transaction fees, as compared to approximately $1.4 billion prior to giving effect to the Amendment. AEP expects to record an additional pre-tax loss on the expected sale of KPCo and KTCo ranging from $180 million to $220 million in the third quarter of 2022 as a result of the Amendment and the change to the anticipated timing of the completion of the transaction. AEP expects to close on the sale in January 2023 following approval of the transaction from FERC, which is due by December 16.

Item 7.01 Regulation FD Disclosure.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of AEP’s press release issued in connection with the Amendment.

The information in this Item 7.01, including Exhibit 99.1, is being furnished, not filed, pursuant to Regulation FD.

Item 9.01.    Financial Statements and Exhibits

(c)    Exhibits

99.1	American Electric Power Company, Inc. press release, dated September 30, 2022.

104	Cover Page Interactive Data File - The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.
AEP TRANSMISSION COMPANY, INC.

By:	/s/ David C. House
Name:	David C. House
Title	Assistant Secretary

September 30, 2022